www.TractorSupply.com

TRACTOR SUPPLY COMPANY APPOINTS ANDRE HAWAUX TO ITS
BOARD OF DIRECTORS

Brentwood, Tenn., July 5, 2022 - Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retailer in the United States, today announced that Andre Hawaux has been appointed as an independent member of its Board of Directors and its Audit Committee, effective July 1, 2022. Mr. Hawaux joins the Board following an impressive 37-year career across both the consumer packaged goods and retail industries, serving most recently as Chief Operating Officer of Dick’s Sporting Goods.

“We are pleased to welcome Andre to our Board of Directors. Tractor Supply will benefit from Andre’s deep background in finance and operations, having served as both a chief financial officer and a business leader of public companies. His knowledge and expertise will bring invaluable insights as we continue to invest for growth and deliver long-term shareholder value,” said Cynthia Jamison, Tractor Supply Company’s Chairman of the Board.

About Andre Hawaux
Andre Hawaux is the former Executive Vice President, Chief Financial Officer, and Chief Operating Officer of Dick’s Sporting Goods (NYSE: DKS). Mr. Hawaux joined Dick’s Sporting Goods, a leading omni-channel sporting goods retailer, in June 2013 as Executive Vice President, Finance Administration and Chief Financial Officer and also served as its Executive Vice President, Chief Operating Officer through August 2017. Mr. Hawaux served as president of the Consumer Foods business of ConAgra Foods (now ConAgra Brands Inc. – NYSE:CAG) from 2009 until May 2013. He joined ConAgra Foods as Executive Vice President and Chief Financial Officer in 2006, and prior to ConAgra Foods, he served as general manager of a large U.S. division of PepsiAmericas. Mr. Hawaux started his career with PepsiCo (NASDAQ: PEP) and served in various roles over his 26-year career with the Company including Chief Financial Officer for Pepsi-Cola North America and Pepsi International’s China business unit.

He graduated from Pace University with a BBA in accounting and earned his MBA from Southern New Hampshire University with a degree in international finance.

Mr. Hawaux currently serves on the Board of Directors of PulteGroup (NYSE: PHM) and Lamb Weston Holdings (NYSE: LW).

About Tractor Supply Company
Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retailer in the United States, has been passionate about serving its unique niche, targeting the needs of recreational farmers, ranchers and all those who enjoy living the rural lifestyle, for more than 80 years.

Tractor Supply offers an extensive mix of products necessary to care for home, land, pets and animals with a focus on product localization, exclusive brands and legendary customer service for the Out Here lifestyle. With more than 46,000 Team Members, the Company's physical store assets, combined with its digital capabilities, offer customers the convenience of purchasing products they need anytime, anywhere and any way they choose at the everyday low prices they deserve. At March 26, 2022, the Company operated 2,003 Tractor Supply stores in 49 states, a customer mobile app and an e-commerce website at www.TractorSupply.com.

Tractor Supply Company also owns and operates Petsense, a small-box pet specialty supply retailer focused on meeting the needs of pet owners, primarily in small and mid-size communities, and offering a variety of pet products and services. At March 26, 2022, the Company operated 178 Petsense stores in 23 states. For more information on Petsense, visit www.Petsense.com.

To stay up to date on all things for Life Out Here, follow Tractor Supply on Facebook, Instagram and Twitter.

Forward-Looking Statements
This press release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate” and/or the negatives or variations of these terms or similar terminology. Such forward-looking statements include those that address activities, events or developments that the Company or its management believes or anticipates may occur in the future. All forward-looking statements are based upon the Company’s current expectations, various assumptions, and data available from third parties. The Company’s expectations and assumptions are expressed in good faith, and the Company believes there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements and the other factors discussed in “Risk Factors” in the Company’s Annual Report on Form 10-K, and in the Company’s other filings with the Securities and Exchange Commission which are available at http://sec.gov. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company assumes no obligation to update any such statement.